Prospectus Supplement (Sales Report) No. 30 dated May 12, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 380243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380243	$6,000	$6,000	9.63%	1.00%	May 12, 2009	May 16, 2012	May 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380243. Member loan 380243 was requested on May 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	west covina unified school district	Debt-to-income ratio:	9.92%
Length of employment:	3 years 8 months	Location:	encino, CA

Home town:	los angeles
Current & past employers:	west covina unified school district
Education:	BA, UCSB; EdS. UNLV

This borrower member posted the following loan description, which has not been verified:

kitchen improvement

A credit bureau reported the following information about this borrower member on May 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,431.00	Public Records On File:	0
Revolving Line Utilization:	4.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the 4 inquiries to your credit in the past 6 months. This is the only minor negative to an otherwise impressive credit history. Thank-you	My wife and I just bought a house so thats probably the reason. We were looking for 9 months.
What improvements are you planning for your kitchen? A better write-up would fund the note quicker - just my opinion.	We are demolishing the kitchen of a newly bought house and creating a new one. We have slightly under-estimated our needed budget.

Member Payment Dependent Notes Series 389138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389138	$10,000	$10,000	13.16%	1.00%	May 11, 2009	May 11, 2012	May 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389138. Member loan 389138 was requested on April 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	self employed	Debt-to-income ratio:	3.97%
Length of employment:	3 years	Location:	irvington, NY

Home town:	Kaunas
Current & past employers:	self employed, GER architectural manufacturing, inc., MindasMassage
Education:	Swedish Institute College of Health Sciences, Lithuanian Academy of Physical Education, Bachelor, New York Real Estate Institute

This borrower member posted the following loan description, which has not been verified:

Need extra $25000 to by out Fiances partner on the house, to be able to put the house on market the next day. Sell it and pay the personal loan back. This is a ocean view house. Thanks a lot

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	38
Revolving Credit Balance:	$2,025.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a buyer yet? If not, What is the average days on sale in your market?	I don't have a buyer yet. IT is not on the market. It is ocean view house. Each floor has bay and ocean view. I am buying out my fiances partner. we should sign papers next week. After I will be able to take care of house. whats the reason he personal loan i apply is 3 years. just in case. It will take about six months or more take care of everything.
how much will you owe on the house once you buy out the partner? How much is the home worth based on other homes that have recently sold? Is the house worth less than what is owed? Will you be taking a profit once sold (after realtors fees, etc) ?	I will own to bank $310k the house worth $650k because of marker Realtor told we could sell $550k. Thanks

Member Payment Dependent Notes Series 394284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394284	$8,000	$8,000	13.79%	1.00%	May 11, 2009	May 8, 2012	May 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394284. Member loan 394284 was requested on April 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,424 / month
Current employer:	City of Hayward	Debt-to-income ratio:	2.44%
Length of employment:	27 years 6 months	Location:	Manteca, CA

Home town:	Honolulu
Current & past employers:	City of Hayward
Education:	Alliant International University at Fresno

This borrower member posted the following loan description, which has not been verified:

This loan is to help with the installation of a new pool and landscaping the backyard.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,324.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello Can you please explain why you are requesting $8K. Your salary is over $14K per month. Just about 2 weeks of work and you've earned $8k. Even with expenses and taxes and so on, saving maybe 25% of your salary would net you $8K in about 2 months.	I am trying to take advantage of a very good deal for pool installation and landscaping. As you suggest, I have accumulated over $40,000 to pay cash for the project, but I am about 15,000 short of being able to seal the deal. Time is limited, and If I wait, the project will be more expensive. I will come up with the 7,000 of the additional 15,000 I need, and this loan will take care of the other 8,000. I am also trying to take care of some other projects inside the house, so this loan will give me the breathing space to do all that I need to do. My LTV is too tight to do this via equity LOC, so here we are.
Darry, Considering your handsome income and savings, why do have $14,000 revolving credit? What is the value of your property? Thank You,	My income averages about 14k (gross) per month. Net is about $9,900 (after taxes, union dues, legal defense deductions, etc). Monthly expenses are about $3,500 (credit payments, loan payments, utilities, living expenses, groceries, gasoline, etc.) Up until the current year, I was also paying each month for 3 kids in private school, but no longer do, which has enabled me to save close to $40,000. I am tring to do a project that will cost me about $55,000. Time is a factor, so I am trying to get a loan for 8,000 and I will be able to take care of the remaining 7k myself. As far as the revolving credit, I own a second home, which is now a rental property. It was my primary home prior to purchasing the current home. Prior to renting it out, while still living there, I did some major remodeling. In addition to new floors, redoing the kitchen and bathrooms, exterior painting and a new roof, I also replaced all the windows and doors in the house (a $30,000 project, half of which I paid for myself and the other half financed. That's why I have the revolving credit. Please keep in mind, this loan is not for any emergency, nor is it an absolute mandate. I certainly have the wherewithal to pay this loan. As you can see by my credit report, I have an impeccable payment history with all my financial obligations and I am an extremely responsible borrower. My issue is that I simply don't have the time to save the rest of what I need before the project I'm trying to finance can no longer be acquired for the steal of a price I'm getting for it. I am meeting with the pool/landscape company tomorrow, and I would very much appreciate knowing whether this loan will be funded or not. It will help me with my decision about next steps. I just need to know.
You seem to be doing well and the investment makes sense to me. But why would you not go for a simple home equity loan?	Although I DO still have equity in my home despite the value losses everyone has suffered, the LTV is not enough to make sense for me to do a home equity loan. Most lenders do 80% LTV, which takes that approach out of play. That's the reason why I'm paying for this project with savings, instead of doing a home equity loan. The only problem is that I'm a little north of 15,000 short of the project cost in my savings. This I'll be able to save about $7000 before the deal is no longer availabe, but I need to borrow the other 8,000 to get it done in time.

Member Payment Dependent Notes Series 394884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394884	$10,000	$10,000	14.74%	1.00%	May 5, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394884. Member loan 394884 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$10,417 / month
Current employer:	Staples	Debt-to-income ratio:	9.34%
Length of employment:	10 years 2 months	Location:	north smithfield, RI

Home town:	Providence
Current & past employers:	Staples
Education:	Bryant University

This borrower member posted the following loan description, which has not been verified:

Want to pay off the selected credit cards, but not close the kohls card. The remaining funds will be sent to me for home repairs

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	4
Revolving Credit Balance:	$12,403.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 395081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395081	$7,500	$7,500	12.84%	1.00%	May 11, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395081. Member loan 395081 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	SULLIVAN ARC	Debt-to-income ratio:	21.36%
Length of employment:	6 months	Location:	MOUNTAIN DALE, NY

Home town:	Brooklyn
Current & past employers:	SULLIVAN ARC
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

I would like a debt consolidation loan.

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	78
Revolving Credit Balance:	$10,638.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What debts will you be paying with this loan specifically (creditors, interest rates, amounts)? Thanks.	I hope to pay 2 credit cards off the first is 3,400 @ 15.99, the second is 7,100 @ 14.99. Thank you.

Member Payment Dependent Notes Series 396085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396085	$22,000	$22,000	17.58%	1.00%	May 8, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396085. Member loan 396085 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,833 / month
Current employer:	XO Communications	Debt-to-income ratio:	14.03%
Length of employment:	5 years 6 months	Location:	PLANO, TX

Home town:	Dallas
Current & past employers:	XO Communications, XO Communications
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

I am in the process of consolidating all my credit card debt into one monthly payment and get off the revolving credit. Wife and I looking to get more financially sound and getting down all credit card debts. The interests rates are unbareable since Citibank just jacked up all of theirs and we have 3 cards with them. We had spent alot due to recently getting married and having a child. We would like to keep the wife at home and raise our child. This will make things easier getting the credit card debts paid off and having more cash on hand instead of paying the horible intersts rates.

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,008.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a high monthly income. Could you outline what monthly expenses you pay? Also, could you elaborate on the 3 credit inquiries on your report over the past 6 months? Thanks.	Yes. Total pay last year was 202k. The Avg is not 16k as I am on salary plus a montly comp since I am in sales. As far as expenses Home is about 2,400k a month with Mortage and Insurance and utilities Cars are 1400.00. I am in the process of refinances one of those loans. This includes Insurance Credit cards is what kills me. Total on those are about 2k a month. On the inquiries, One was transfering my utilities, The other 2 are the refinancing I am doing on our Cars.
You seem to be living on the high end! Good for you. But if you are committed to your wife raising your kids (hats off to you), that will mean buckling up on the expenses and high roller life style. What are you doing in that sense to keep your expenses under control?	I agree 100 Percent. We didnt do well managing the expenses. We were married and had a kid and bought a house at all the same time. Now a little more grown up doing so. We hate paying the extra money to people every month when we are making enough not to do so. As far as keeping it under control, not doing much besides budgeting every month and refinance everything we can so we can get all paid down.

Member Payment Dependent Notes Series 396124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396124	$8,000	$8,000	12.21%	1.00%	May 7, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396124. Member loan 396124 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	National City Corp.	Debt-to-income ratio:	1.30%
Length of employment:	1 year 6 months	Location:	parma, OH

Home town:	parma
Current & past employers:	National City Corp.
Education:	Cuyahoga Community College

This borrower member posted the following loan description, which has not been verified:

I have a unique opportunity to purchase a stake in a longstanding company for very cheap because of the current economy. The seller has other properties he would like to focus on and remodel and is looking to sell this profitable business for a lump sum. I am employed working full time right now and will continue to work that while earning a steady income from the business and focusing on driving up profits higher. I pay rent with no other outstanding debt (credit cards included).

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,722.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
CAN YOU PROVIDE MORE DETAIL ON THE BUSINESS YOU ARE PURCHASING? ALSO YOUR PROFILE INDICATES YOU HAVE A REVOLVING DEBT OF $2722.00 HOWEVER YOU SAY YOU HAVE NO OUTSTANDING DEBT INCLUDING CREDIT CARDS. THANK YOU DRW	The business is a pizza place. It has been open 53 years and currently earns an annual profit of approximately $20,000. I would be recieving approximately a third of the profit paid out in quarterly dividends. I recently paid off 2 credit cards within the past 15 days. It seems that hasn't been updated. Both lines are open and have the full balance available.

Member Payment Dependent Notes Series 396135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396135	$12,000	$12,000	11.89%	1.00%	May 8, 2009	May 8, 2012	May 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396135. Member loan 396135 was requested on April 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,916 / month
Current employer:	Business.com	Debt-to-income ratio:	1.92%
Length of employment:	2 years	Location:	LOS ANGELES, CA

Home town:	Chicago
Current & past employers:	Business.com
Education:	Univerisity of California, Riverside BA, London School of Economics MA, San Jose State University MLIS

This borrower member posted the following loan description, which has not been verified:

I need to pay two credit cards. I do not use them anymore and have no need for them. I have already paid down 10k in a year. I make about 95K with bonus so I just want to consolidate at a good rate over 4 or 5 years fixed and not really worry about it. Aside from rent and phone I do not have any other debt obligations. John

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	24
Revolving Credit Balance:	$14,989.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 396139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396139	$10,000	$10,000	13.79%	1.00%	May 6, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396139. Member loan 396139 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Self-employed	Debt-to-income ratio:	12.30%
Length of employment:	12 years	Location:	KENT, WA

Home town:	Spokane
Current & past employers:	Self-employed
Education:

This borrower member posted the following loan description, which has not been verified:

The second level of my home was left unfinished and I am adding dormers, windows, doors and a roughed-in 1/2 bath.Once the dormers are in place,new roofing ( already have materials) will be applied.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,729.00	Public Records On File:	0
Revolving Line Utilization:	97.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of business do you have?	I do custom finish work , mostly in residential applications. This encompases kitchens, baths, stairways, entries, fireplaces, hardwood/tile/marble flooring, trimming,etc. Variety keeps it interesting.

Member Payment Dependent Notes Series 396285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396285	$15,000	$15,000	13.16%	1.00%	May 6, 2009	May 5, 2012	May 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396285. Member loan 396285 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	statesboro publishing	Debt-to-income ratio:	13.16%
Length of employment:	9 years 2 months	Location:	register, GA

Home town:	Statesboro
Current & past employers:	statesboro publishing, self Statesboro TV and Appliance Service
Education:

This borrower member posted the following loan description, which has not been verified:

I desire a loan to consolidate credit card debt.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,923.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit card debt is only 1/3 of the amount you're asking for. What do you plan to do with the other $10,000?	I had a dental emergency for over $6000 that i had to put on a credit card. I owe approx.@17000 in credit card debt but I have around $2200 to apply towards it.Thank you. Mike
Your credit report shows that you're at 70% utilization with $5000 in revolving debt., which means you should have only another $2000 available for your dental emergency... And how do you have $17000 in credit card debt? What am I missing here.... ?	I'm not sure why it only shows $5000 in credit card debt.I have two Bank of America Cards (1)$6384.(2)$4156 and a Chase card @ $6743.I have closed these accounts to lock in the best rate possible because they sent me notice that they were going to a variable rate.I'm sorry for any misunderstanding.I'm tired of dealing with their unfair practices. I have NEVER paid any bills late and by God's grace never plan to.Thanks Mike

Member Payment Dependent Notes Series 396404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396404	$15,000	$15,000	14.11%	1.00%	May 6, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396404. Member loan 396404 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	HEALTH-FIRST	Debt-to-income ratio:	22.67%
Length of employment:	2 years 6 months	Location:	MELBOURNE, FL

Home town:	PORTAGE
Current & past employers:	HEALTH-FIRST, HOLY CROSS HOSPITAL, METHODIST HOSPITAL GARY
Education:	Indiana University-Northwest, Purdue University-North Central Campus

This borrower member posted the following loan description, which has not been verified:

LOAN WILL BE USED TO PAY OFF A VEHICLE TO ELIMINATE A LARGE MONTHY PAYMENT, AS WELL AS OTHER HIGH INTEREST CREDIT CARDS. VEHICLE WILL BE SOLD AS WE ONLY NEED ONE VEHICLE. THIS LOAN WILL LOWER OUR MONTHLY PAYMENTS CONSIDERABLY. I HAVE A VERY GOOD REPAYMENT HISTORY AND PAY ON TIME. THIS LOAN WILL HELP US TO START ELIMINATING OUR DEBT.

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,803.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396522	$16,000	$16,000	12.21%	1.00%	May 6, 2009	May 5, 2012	May 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396522. Member loan 396522 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,833 / month
Current employer:	DollarServ Inc.	Debt-to-income ratio:	7.49%
Length of employment:	3 months	Location:	Phoenix, AZ

Home town:	St. Paul
Current & past employers:	DollarServ Inc., Travel Click Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

DollarServ Inc. Our focus is to purchase REO homes, short sales, auctions, and hardship homes. We find these homes through a very selective process we have developed, which is based on the condition of the property, the status, price, age, size, and the availability of other homes in the area. We then negotiate a price where we can buy up to 25-75% below market value. I have many sources available for the best deals from the accounting/tax office I work for Part-time, some connections at banks and the MLS. We also have many other business connections to draw upon. We are not shy about knocking on doors and inquiring about a property when we see an unkept property in disrepair. Afterward, we fix up the property doing as much of the work as the two partners can and then using our professional contractors that we know and trust, to through the home repairing any and all problems, such as plumbing, electrical, framing, bathrooms, landscaping, and most importantly the kitchen. Repairs on each home range anywhere from $5,000 - $30,000. All of the bids for repairs and expenses are completed before the property is even purchased. Depending on the property, we would sell the home at 0-15% below market. That way the loan is secured on the property and if the market falls a little it wouldn't hurt the sale because we are still selling under the market value. In most cases we make anywhere from 20% to 30%. However, it?s not unheard of to make significantly more. It always depends on how much the buyer is willing to pay in that certain area. I have three properties one I live in and two others being flipped, one has a renter on a month to month basis and the second property is on currently on the market and both have little encumbrance (25%) relative to value. My Credit is in 780 last time I checked, but my income is currently Self employment of 4900.00 a month and W2 last year was 58k. In most areas the market is down, however people are still buying homes because they need a place to live. We focus on the commodity priced entry level properties. In any case, the home is always available to be put up for rent or lease. There are many different exit strategies. My partner and I work with individuals that have been doing this for several years and have been very profitable. At this time, we are looking to build our own relationships with investors in the pursuit of these opportunities. If you would like to contact me, please either send me an email at: marv@valento.com or call 602-750-6278. We are based in the Phoenix, AZ area and our sales are up 70% for the sub 150k properties from last year. You won?t be disappointed! Marvin Valento JR 602.750.6278

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,144.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396548	$15,250	$15,250	13.16%	1.00%	May 6, 2009	May 5, 2012	May 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396548. Member loan 396548 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Dauenhauer Plumbing	Debt-to-income ratio:	17.68%
Length of employment:	8 years 9 months	Location:	Louisville, KY

Home town:	Louisville
Current & past employers:	Dauenhauer Plumbing, Peat Marwick Mitchell and Co. CPAs
Education:	University of Kentucky, University of Louisville

This borrower member posted the following loan description, which has not been verified:

I need this loan to complete financing of a business purchase. A partner and I are purchasing an existing car wash business that is 10 years old and profitable. Current owners are ready to retire and no longer want to committ the time it takes to maximize return on investment. My intent was to fund my portion of the business thru my 401k however the market downturn has left me short of my requirement. Average income from the business over the last few years is more than adequate to cover timely payoff on loans. This business will ensure the financial security of my family, I would appreciate your consideration. Thank you.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,759.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
will you be leaving your current right away?	No, I will not be leaving my current employment. The time required to oversee the operation will be shared by partners and part time employee.

Member Payment Dependent Notes Series 396913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396913	$10,000	$10,000	14.42%	1.00%	May 7, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396913. Member loan 396913 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Fraze Design	Debt-to-income ratio:	23.41%
Length of employment:	4 years 11 months	Location:	st. petersburg, FL

Home town:	Wadsworth
Current & past employers:	Fraze Design, API Plus
Education:	the ohio state university, st. petersburg college

This borrower member posted the following loan description, which has not been verified:

my reason for asking for this loan is to consolidate my credit cards into one payment. if you review my credit history you will notice that i have not missed or been late on a payment in over 4 years. my problem is i have no extra spending money at the end of the day because i'm trying to pay these cards off. i was just young and nieve when i ran these amounts up. now i'm paying the price. i have had a steady job of 5 years. Thanks for your consideration, Mike Keller

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,344.00	Public Records On File:	0
Revolving Line Utilization:	86.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396914	$11,200	$11,200	13.16%	1.00%	May 7, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396914. Member loan 396914 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,317 / month
Current employer:	Active The Limited Inc.	Debt-to-income ratio:	4.25%
Length of employment:	6 years 2 months	Location:	Irvine, CA

Home town:	Shanghai
Current & past employers:	Active The Limited Inc.
Education:	California State University-Long Beach (CSULB)

This borrower member posted the following loan description, which has not been verified:

I've been doing recruiting business for 6 years and I finally put my business on track. however, once the business grow, I need cash flow to pay my employees. We normally get paid from clients within 90days, and I need to pay my employees with our money during 90 days. With your lending, it will help my business grow faster! Thank you!!

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,897.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will the loan be repaid with personal funds or from your business? What is the annual revenue for your business?	Im planning to pay off this loan from business for tax purpose. However, I believe that this loan will show on my personal credit report. So I am planing to pay off this amount within 1 year even though I said 3 years on my loan application. In 2008, annual revenue for my business was little more than $830,000 and I am targeting about $1,500,000 in this year. Thank you for concern.
isn't the economy suffering with lots of layoffs and fired personnel? What is unique about your placement firm that makes you think yours will be best?	We are specialized on recuitting people in IT and Medical field only. Even though the economy is suffering, IT and medical field are still hiring large volume of people. hope that I got the answer that you have asked.

Member Payment Dependent Notes Series 396915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396915	$13,650	$13,650	14.42%	1.00%	May 7, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396915. Member loan 396915 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,328 / month
Current employer:	Aggreko	Debt-to-income ratio:	22.43%
Length of employment:	2 years 4 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Aggreko, Wells Fargo
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to lower my interest rate on the current balance that I owe. When I originally opened the account, they assured me they would review my account after 12 months and lower my score. After 13 months of payments, this is now NOT the case. My original credit line was for $25,000 and over the past 13 months, I have made payments which have brought by account balance down to $13,639. All payments are made at least 5 days in advance and I usually pay more than the minimum.

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	18
Revolving Credit Balance:	$34,847.00	Public Records On File:	0
Revolving Line Utilization:	68.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 397110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397110	$9,600	$9,600	13.16%	1.00%	May 7, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397110. Member loan 397110 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Florida Pest Management	Debt-to-income ratio:	16.36%
Length of employment:	3 years 5 months	Location:	Orange Park, FL

Home town:	Marietta
Current & past employers:	Florida Pest Management, Total Custom Construction
Education:	Faulkner University

This borrower member posted the following loan description, which has not been verified:

Need to make home improvements. I have never defaulted or been late on any bills or payments of any kind. I'm very frugal and careful with my expenses. Have stable employment. Just need a little help temporarily.

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,246.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 397112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397112	$4,800	$4,800	13.79%	1.00%	May 7, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397112. Member loan 397112 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,446 / month
Current employer:	UPHS	Debt-to-income ratio:	16.93%
Length of employment:	2 years 2 months	Location:	Westville, NJ

Home town:	Westville
Current & past employers:	UPHS
Education:	Drexel

This borrower member posted the following loan description, which has not been verified:

Looking to reduce balances and pay off a few credit cards

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,146.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 397142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397142	$10,000	$10,000	12.53%	1.00%	May 7, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397142. Member loan 397142 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	searles valley minerals	Debt-to-income ratio:	20.40%
Length of employment:	43 years 8 months	Location:	trona, CA

Home town:	madera
Current & past employers:	searles valley minerals
Education:	Antelope Valley College

This borrower member posted the following loan description, which has not been verified:

for son and wife ferility treatment

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1975	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,872.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long are you planning on working. If you retire will still be able to pay loan off.	I PLAN ON WORKING AT LEAST 5 MORE YEARS AS I HAVE A JOB THAT I ENJOY. I AM NOW COLLECTING SOCAL SECURITY OF $2100 PER MONTH
I am curious as to what type of fertility treatment you are planning? With all due respect, by the estimate of your age, you cant be trying to have a child?	I AM GOING TO WORK 5 MORE YEARS AND I HAVE A VERY GOOD JOB

Member Payment Dependent Notes Series 397200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397200	$14,000	$14,000	9.63%	1.00%	May 7, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397200. Member loan 397200 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Chesapeake Medical Staffing	Debt-to-income ratio:	1.94%
Length of employment:	3 years	Location:	PARKVILLE, MD

Home town:	Towson
Current & past employers:	Chesapeake Medical Staffing, Good Samaritan Hospital
Education:	CCBC Essex

This borrower member posted the following loan description, which has not been verified:

I am getting divorced and would like to get a loan in order to buy my car from my ex-husband. I would like it in my name in order to become financially independent from him. I am a very reliable loan candidate. I am making the payments towards his loan as it is and have never missed a payment. I am always on time or early. I would like this loan in order to keep the car that i have driven for the last 3 years and that I love.

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,050.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLEASE DESCRIBE THE MAKE, MODEL, MILES, CURRENT PAYMENT. THANK YOU DRW	The car is a 2005 Subaru Outback with approximately 33.5k miles. The current payment is $449.80.
I presume the terms of divorce have been finalized. Are you responsible for the full $45k of revolving credit in your name? Are you uprooting from your current job to relocate or staying with Ch. Medical Staffing?	The $45k has been refinanced into the primary mortage on the house that we owned together and both will be in his name only. I am not leaving my job. I will be staying with CMS as well as at my second job at Good Samaritan Hospital.
1. What is your monthly income? 2. What are your positions and titles at Chesapeake Medical Staffing and Good Samaritan Hospital, respectively? 3. What is your monthly rent? 4. Do you have savings? If so, how much and how often do you contribute to your savings account? Thanks.	My weekly income is about $1100 per week. I am a registered nurse at both CMS and Good Samaritan. My rent is $924/month. No, I do not have a savings at this time.

Member Payment Dependent Notes Series 397366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397366	$5,000	$5,000	11.89%	1.00%	May 11, 2009	May 9, 2012	May 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397366. Member loan 397366 was requested on April 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,062 / month
Current employer:	Presbyterian Homes	Debt-to-income ratio:	6.69%
Length of employment:	5 years	Location:	TITUSVILLE, PA

Home town:
Current & past employers:	Presbyterian Homes, Cook
Education:

This borrower member posted the following loan description, which has not been verified:

I need this to help me finallize something

A credit bureau reported the following information about this borrower member on April 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	78
Revolving Credit Balance:	$9,764.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLS SAY MORE ABOUT PUROSE OF LOAN. THANKS	I need the loan to finish paying off a debt that I had. They were willing to take 5000.00 and the other that I hade already gave them to clear up the loan.It for Univerial Fility.
IS "Univerial Fility" THE SAME AS Universal Fidelity, A COLLECTION AGENCY ?	Yes it is.Universal Fidelity, They are going to settle for what I have payed them already which is $4000.00 and If I can come up with the balance of $5000.00 this is settled.

Member Payment Dependent Notes Series 397415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397415	$18,000	$18,000	14.74%	1.00%	May 7, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397415. Member loan 397415 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	n/a	Debt-to-income ratio:	16.33%
Length of employment:	2 years 6 months	Location:	Neptune Beach, FL

Home town:	Tampa
Current & past employers:
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to refinance credit card debt that I accumulated during my undergrad and graduate degrees. My finance charges are absurd and are only getting worse as credit lenders continually jack up their rates as their stock plummets and defaults skyrocket. My debt to income is relatively low and I have a secure career that is supported by my professional certification obtained after graduate school.

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,451.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It would be helpful to lenders to know what your advanced degree is in, and what professional certification you have obtained.	Both my Bachelor's and Master's degrees are in accounting, and I have been a licensed CPA in Florida for two years now.
M. williamkyle, Who is your employer, and what is your profession? Sincerely	I work for one of the "Big 4" accounting firms, and I am a practicing CPA specializing in auditing. Thanks!
What is the total of the current monthly payments you hope to cover with this loan?	Current monthly minimum payments are approximately $400, although I am paying approximately $850 per month.
Could you explain the 4 credit inquires on your report over the past 6 months? Thanks.	They are from me moving twice (within the same city), changing to a new accounting firm and the LendingClub inquiry all within the last six months. Other than that, I've maintained the same open credit cards (i.e. not tried to open new ones) and not attempted to finance any purchases such as a house or car.

Member Payment Dependent Notes Series 397429

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397429	$4,425	$4,425	13.16%	1.00%	May 12, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397429. Member loan 397429 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	old hammer service	Debt-to-income ratio:	15.83%
Length of employment:	6 years 2 months	Location:	springfield, VA

Home town:	seoul
Current & past employers:	old hammer service, RNK aircondition
Education:	kyunggi college

This borrower member posted the following loan description, which has not been verified:

I need money for fix my house

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	49
Revolving Credit Balance:	$38,558.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 397457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397457	$4,000	$4,000	14.11%	1.00%	May 7, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397457. Member loan 397457 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Handy Hardware Wholesale Inc.	Debt-to-income ratio:	15.63%
Length of employment:	13 years 6 months	Location:	Houston, TX

Home town:	Sacramento
Current & past employers:	Handy Hardware Wholesale Inc.
Education:	Ashford University

This borrower member posted the following loan description, which has not been verified:

I am currently in college (Ashford University - Online)and my daughter wil be graduating from high school in June , this year, and she will be starting college in the Fall. This loan would help me, help her get started on the right path.

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,855.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you looked into PLUS loans for parents? That might be a cheaper route to go.	No, I have not even heard of a Plus Loan. Can you sen me information on it.
Check out this info on PLUS loans: http://studentaid.ed.gov/PORTALSWebApp/students/english/parentloans.jsp	THANKS

Member Payment Dependent Notes Series 397504

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397504	$10,400	$10,400	12.21%	1.00%	May 8, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397504. Member loan 397504 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,938 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	13.81%
Length of employment:	4 years 11 months	Location:	Brighton, MA

Home town:
Current & past employers:	Booz Allen Hamilton
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using the money to pay off a high-interest credit card. I had stupidly accumulated credit card debt through college and my first couple of years out of school. I have a long credit history and have never defaulted on any loans. I currently make $84,000 and am perfectly capable of paying down the debt. However, if there is a chance to refinance at a lower rate, I would greatly appreciate the opportunity.

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,610.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of company is Booz Allen Hamilton?	Booz Allen Hamilton is a strategy and technology consulting firm that primarily serves government clients.
Are you planning to use the entire amount of the loan to pay down your credit cards?	Yes. The full amount of the loan will go to paying down my credit cards.

Member Payment Dependent Notes Series 397594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397594	$14,000	$14,000	17.58%	1.00%	May 8, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397594. Member loan 397594 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	PPG Industries	Debt-to-income ratio:	21.93%
Length of employment:	25 years 5 months	Location:	North Ridgeville, OH

Home town:	Cleveland
Current & past employers:	PPG Industries, IBA Industries
Education:	Baldwin-Wallace College

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate high intrest loans and improve cash flow.

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,991.00	Public Records On File:	1
Revolving Line Utilization:	95.00%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of loans are you trying to consolidate?	Personal loan from capital one and high interest credit cards.

Member Payment Dependent Notes Series 397651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397651	$4,875	$4,875	13.47%	1.00%	May 11, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397651. Member loan 397651 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,125 / month
Current employer:	Medvance Institute	Debt-to-income ratio:	21.09%
Length of employment:	1 year	Location:	Port Saint Lucie, FL

Home town:	Eastliverpool
Current & past employers:	Medvance Institute
Education:	Indian River State College/ IRSC.edu

This borrower member posted the following loan description, which has not been verified:

I'm looking to put all my remaining credit card debt on to a single bill and pay it off.

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	43
Revolving Credit Balance:	$10,800.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 397660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397660	$14,000	$14,000	11.89%	1.00%	May 8, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397660. Member loan 397660 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	WE Energies	Debt-to-income ratio:	11.34%
Length of employment:	2 years	Location:	MILWAUKEE, WI

Home town:	Potsdam
Current & past employers:	WE Energies, et alia, SAP Portal
Education:	Academy for Business, Stuttgart, Germany

This borrower member posted the following loan description, which has not been verified:

Purpose of this loan: I need to get my basement fixed and should resurface my 5 car port. Due to water damage the wall on the south west side of the building in bowing in, and getting more and more severe. In addition the outside needs to be regraded to avoid further water damage. Last year we had a heavy storm in June which flooded the basement and it took me month to dry it out. Since I am renting it out to 3 other parties, and I live in one, I do not have too much of a choice. I need to avoid mold and structural damage to the building. In addition I would like to resurface the 5 car parking lot, where the asphalt is crumbling away due to the hard winters here in the Midwest. I have never been late for any of my payments, since my credit score and my morals are very important to me. I will always stand to my word.

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,016.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you already have estimates of the costs for these projects?	Yes, I have one estimate each so far. When I have the funding, I will get at least 2 more from Angies List. For the wall that needs to be pushed back its about $8000. But I also had a company called EverDry (they waterproof the basement inside and outside) come in twice to eval the basement and it was about $16ooo for the west side of the basement, then I decided to just have the corner taken care of by itself. The parking lot came in with $8500 for concrete and would be half if done with asphalt. I have workrd with this company before they did a marvelous job on stairs and a back patio. But I will still get another estimate. Thanks!
What do you do for WE Energies? How far along are you with completing your toastmaster modules?	I work as an IT Applications Consultant in IT, specialized in SAP Portal and Dreamweaver Development, support Multi Media Conference Rooms, and lots of other tasks as needed. I have been a IT consultant for the last 15 years and this is my first non-consulting employer and I just love it. It's an awesome company to work for. I have started with Toastmasters about 3 month ago. I am working on my 2nd speech in the Competent Communicator. Our group is rather large, so the speaking opportunities fill up very fast. I have joined a second club (lunch time) to accelerate my CC track. Thanks for asking!

Member Payment Dependent Notes Series 397769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397769	$7,500	$7,500	13.47%	1.00%	May 11, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397769. Member loan 397769 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	MOESC	Debt-to-income ratio:	13.75%
Length of employment:	6 years 8 months	Location:	Bucyrus, OH

Home town:	Bucyrus
Current & past employers:	MOESC, Professional Speach Services
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am a speach language professional within the school districts of ohio. I am in business with my husband and we are agressively expanding our business and we need to consolidate some debt to keep meeting our financial goals of being debt free within the next 5 - 7 years. Your assistance in help meeting that goal is greatly appreciated.

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,310.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You already have $40K+ in debt. How are you getting that covered while paying for this too?	My husband is also employed and his salary is also covering that debt service.

Member Payment Dependent Notes Series 397941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397941	$12,075	$12,075	13.47%	1.00%	May 8, 2009	May 8, 2012	May 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397941. Member loan 397941 was requested on April 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,419 / month
Current employer:	Accenture	Debt-to-income ratio:	10.02%
Length of employment:	3 years 2 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Accenture, Octagon Research Solutions
Education:	Villanova University, Kutztown University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I am purchasing an engagement ring from a diamond wholeseller who does not offer in-house financing, so I am seeking to finance the purchase through a personal loan. I am a mid-level executive at a Fortune 500 management consulting firm and home owner with an excellent history of repaying debts.

A credit bureau reported the following information about this borrower member on April 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	74
Revolving Credit Balance:	$20,460.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 397964

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397964	$2,500	$2,500	15.68%	1.00%	May 7, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397964. Member loan 397964 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,676 / month
Current employer:	Hampton Inn	Debt-to-income ratio:	23.88%
Length of employment:	4 years 7 months	Location:	Kansas City, MO

Home town:	Dallas
Current & past employers:	Hampton Inn, J.P. Morgan Chase, Adecco
Education:	Columbus State Community College, New York Film Academy

This borrower member posted the following loan description, which has not been verified:

I have been struggling to pay for school. I have tried to attend different schools and have been unable to continue due to money. I am trying to support my Mom and Brother and have been working two jobs to save up. The summer program at the school of my dreams starts on June 28th. I lack 2500 dollars for this program and am looking for some help. I have been denied for a previous private loan. This school does not accept FAFSA. And my mother has been denied as a co signer for me. There is no one else to co sign either. A bad credit card she had spilled into my credit and has affected I have sent the paperwork for the credit bureau dispute but fear that it will not be updated in time for my tuition due on May 28th. Can anyone help? When I pulled my credit last my score was a 640. Anything will help at this point. Thank you so much. ??? Angela Slack

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,072.00	Public Records On File:	0
Revolving Line Utilization:	92.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you give us a little more about the summer program and the School of Your Dreams? thanks.	The summer program is at the New York Film Academy. This is for filmaking. I will make my own films. I will write, edit, produce and direct my own 7 min short films. They have all the tools that I need to film at the Disney epcot location. I have had information from this school for about 5 years and have never been able to do it because of money issues. Also have not pursued my dreams to be a film director because of being discouraged by not being able to go to this school. This school is based in New York and found a branch in Orlando that I can attend. With the help of this school I believe that I can show what I can bring to the table in the sense of directing film. And see what doors open up from there. I have a lot to share and many ideas I am anxious to put into film. Thank you for your time. :) ~ Angela Slack.

Member Payment Dependent Notes Series 398062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398062	$14,575	$14,575	17.26%	1.00%	May 11, 2009	May 8, 2012	May 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398062. Member loan 398062 was requested on April 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	Con-Tec Mgmt Systems	Debt-to-income ratio:	12.12%
Length of employment:	5 years 6 months	Location:	Redding, CA

Home town:	Sterling
Current & past employers:	Con-Tec Mgmt Systems, Timberline Software
Education:	Willamette University

This borrower member posted the following loan description, which has not been verified:

Currently I am working on becoming debt free as it relates to credit cards. I have cut up all of my credit cards. In April I took some money out of my 401K to pay off a part of my American Express Bill I use for business. I am also allocating some of my 401K % to pay every two weeks American Express. This way in 12 months I will have a ?????????????????????????????????????????????????????????????????????????????0?????????????????????????????????????????????????????????????????????? balance. I would like to take the $20,000 loan and pay off as well as close my Chase, Bank of America and Ethan Allen Accounts. This loan would be very helpful in that I can pay a large part every month towards the principal. The challenge several of these credit card companies have done is that they lowered my credit limits which has effectively decreased my credit score. In addition this has also caused my APR to balloon. It is my goal to become debt free including my cars and house in years to come. I am focused on getting my credit cards paid off so that I can start allocating this money to my cars and finally my home. Please help me with this request so that I can achieve my plan. Any questions please don??????????????????????????????????????????????????????????????????????????????????t hesitate to give me a call at 530-515-0747. Take Care, Paul

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	8
Revolving Credit Balance:	$67,579.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 398064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398064	$8,000	$8,000	13.47%	1.00%	May 8, 2009	May 8, 2012	May 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398064. Member loan 398064 was requested on April 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,184 / month
Current employer:	HSBC	Debt-to-income ratio:	12.59%
Length of employment:	3 years 6 months	Location:	Beaver Creek, MN

Home town:	Rochester
Current & past employers:	HSBC
Education:	University of Minnesota-Duluth, Minnesota West Community and Technical College

This borrower member posted the following loan description, which has not been verified:

I guess I am just trying to pay off the credit cards and stop using them and pay less interest in the process. My financial situation: I work for a credit card company for three and a half years. I have never been late on any of my credit card or car payments that I have opened in the past few years. I hope you understand that I will pay everything on time. Working for the credit card company I now know how important it is to make every payment on time and how much it can affect your future credit. I've opened a loan through P2P before and paid it off early, That loan helped me get myself into a position to buy a home. Now I'd like reduce the intrest I'm paying on my revolving debt and within 3 years have just a home payment (I hope to pay it off early so it could be less time)

A credit bureau reported the following information about this borrower member on April 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	76
Revolving Credit Balance:	$5,545.00	Public Records On File:	1
Revolving Line Utilization:	60.90%	Months Since Last Record:	80
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For what was the delinquency? Please list your expenses, including all debts. Thank you.	The delinquincy was on a car loan. This was years ago and before I understood how important it is to pay your payments on time. I'm not proud of what happened in the past but I can tell you that I've bought 3 vehicles since and paid for 2 of them, (the third is still having payments made on it) Monthly NET income $2500 Job $400 SSI for my son who has autism. I was not able to report the child support that my wife receives for $327 per month Monthly expenses House payment $810 Insurance $75 Car payment $245 Utilities$125 PhnCbl$150 Food clothes $700 Student Loans deferred as going to school. Credit card payments for both myself and my wife would be wiped out from this so I am not including them in a projected financing. This should leave money for unexpected expenses and plenty of room to make the monthy payments. Thank you for your question.

Member Payment Dependent Notes Series 398104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398104	$9,600	$9,600	13.16%	1.00%	May 12, 2009	May 12, 2012	May 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398104. Member loan 398104 was requested on April 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	American Pest Control	Debt-to-income ratio:	16.15%
Length of employment:	5 years 1 month	Location:	Winterville, GA

Home town:	Athens
Current & past employers:	American Pest Control, Tires Plus, Pep Boys
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidating credit card debt in order to pay off faster and free up monthly income.

A credit bureau reported the following information about this borrower member on April 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,852.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 398116

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398116	$15,000	$15,000	9.63%	1.00%	May 12, 2009	May 8, 2012	May 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398116. Member loan 398116 was requested on April 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,575 / month
Current employer:	State Of Ca	Debt-to-income ratio:	10.49%
Length of employment:	5 years 2 months	Location:	FORT BRAGG, CA

Home town:	Marysville
Current & past employers:	State Of Ca
Education:	Yuba College

This borrower member posted the following loan description, which has not been verified:

This money will be used to pay off a credit card. The credit card company has just raised the interest rate again. My goal is to pay off this credit card, but find it impossible as the rate continues to climb. I have a excellant credit history, I have never defaulted on a loan. This credit card was used to pay medical bills for my husband. We want to buy a house, but feel the credit card debt must be paid first. Thank you for your time.

A credit bureau reported the following information about this borrower member on April 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,963.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are you refinancing your credit card for 15k when you only owe 5k?	Actually, I owe 22,500 on one credit card and 5,000 on another. I have some money in savings @ 2% interest and will use that money to pay off the balance owed.
Hi, A few questions: (1) Would you be willing to verify your income with Lending Club? (2) What debts, interest rates and current monthly payments are you consolidating? (3) What other debts and associated monthly payments do you have? (4) Do you have a written and active monthly expense and savings cash flow plan (budget)? (5) Do you have at least $1000 in a savings account so you don't have to rely on credit cards to cover emergency expenses? (6) Does your cash flow plan have at least $50 in savings per month to replenish your $1000 emergency fund in the event you have to use it? Thank you!	(1) Yes I can verify my income. (2) I am only paying 1 credit card. I am using 75% of my savings to pay the other credit card. My credit card is now charging me 18.79% and the return on my savings is 2%. (3) I have no other debts.(4) I have always lived with a budget. (5) Yes I have a min of $1000 in savings, as a rule I do not rely on credit cards for emergency expenses. (6) Yes my budget includes a min $50 in savings a month.

Member Payment Dependent Notes Series 398134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398134	$1,975	$1,975	13.79%	1.00%	May 12, 2009	May 8, 2012	May 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398134. Member loan 398134 was requested on April 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,958 / month
Current employer:	manekin construction	Debt-to-income ratio:	13.42%
Length of employment:	9 years 1 month	Location:	timonium, MD

Home town:	Elyria
Current & past employers:	manekin construction, hill management co. inc
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking for a personal loan for the above listed amount. It will be used for a retainer for my lawyer for an upcoming court hearing for child support modification. My recent credit score has been rising in the past 4 to 5 years. I am a relatively reliable source for repaying loans. My work history is consistant and have been with my current employer for 9 years. Thank you in advance George

A credit bureau reported the following information about this borrower member on April 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	15
Revolving Credit Balance:	$11,386.00	Public Records On File:	1
Revolving Line Utilization:	55.00%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 398197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398197	$9,400	$9,400	13.16%	1.00%	May 11, 2009	May 8, 2012	May 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398197. Member loan 398197 was requested on April 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	The Brattleboro Savings and Loan Association F.A.	Debt-to-income ratio:	24.31%
Length of employment:	3 years 6 months	Location:	TOWNSHEND, VT

Home town:	Williston Park
Current & past employers:	The Brattleboro Savings and Loan Association F.A.
Education:	Long Island University-C W Post Campus

This borrower member posted the following loan description, which has not been verified:

I am seeking the opportunity to refinance the majority of my credit card balances totaling approximately $23,500.00. Employed in financial services for nearly 10 years and current employed on a full time, salaried basis with a local mutually-owned savings bank. Recent circumstances required that I relocate and I utilized revolving debt to finance the process. I am seeking the opportunity to consolidate debt in order to ensure payments are made in a timely manner, reduce interest rates and improve my credit. I take responsibility for my obligations and am seeking a better way to ensure that they are satisfied within borrowing terms and ensure that I can live within my means.

A credit bureau reported the following information about this borrower member on April 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	37
Revolving Credit Balance:	$23,802.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 398549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398549	$5,000	$5,000	12.53%	1.00%	May 8, 2009	May 9, 2012	May 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398549. Member loan 398549 was requested on April 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Forever 21, Inc	Debt-to-income ratio:	14.08%
Length of employment:	3 years 6 months	Location:	Orange, CA

Home town:	Fullerton
Current & past employers:	Forever 21, Inc, Kaplan Internation
Education:	Chapman University

This borrower member posted the following loan description, which has not been verified:

My fiance and I are going to upgrade the house we are about to rent with permission from the owner and we need to cover upfront costs of renovation before we move in. We are going to fix up a 100 year old home by putting in hardwood floors, new appliances, and painting. It would be great to get a loan we could pay back quickly with the least amount of interest. Thank you.

A credit bureau reported the following information about this borrower member on April 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,053.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why would you want to invest in something you won't be there to enjoy long term? how long are you planning to rent?	We are planning to rent longterm. We have found our dream home, but we can't afford to buy something similar just yet. So, this is actually the perfect situation for us right now. My fiance is a retired carpenter and I am a designer so we feel very confident about fixing up this home. The area in which this house is located is a very small historical area rich in heritage. And we have had long discussions with the owner who is very happy that we care about the house and he wants us to be happy and to live there long term. Thank you for your question!
Do you mind sharing how long your lease is for? Thanks in advance.	Hello, we actually do not have a lease. We are open-ended. But we plan on living in this home 5-10 years. After that we are hoping to by the place from the owner.

Member Payment Dependent Notes Series 398556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398556	$7,500	$7,500	9.32%	1.00%	May 7, 2009	May 9, 2012	May 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398556. Member loan 398556 was requested on April 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Abra Auto & Glass	Debt-to-income ratio:	22.83%
Length of employment:	2 months	Location:	Griffin, GA

Home town:	Naperville
Current & past employers:	Abra Auto & Glass, Heritage Cadillac
Education:	College of DuPage

This borrower member posted the following loan description, which has not been verified:

This loan will be used to put up a building in my backyard as a garage, and shop area.

A credit bureau reported the following information about this borrower member on April 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,447.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 398605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398605	$13,000	$13,000	9.63%	1.00%	May 6, 2009	May 9, 2012	May 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398605. Member loan 398605 was requested on April 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Sarasota Memorial Healthcare System	Debt-to-income ratio:	6.81%
Length of employment:	2 years 3 months	Location:	Sarasota, FL

Home town:	Glens Falls
Current & past employers:	Sarasota Memorial Healthcare System, GevityHR
Education:	Bentley College

This borrower member posted the following loan description, which has not been verified:

Thank you for considering my request. I have a credit card balance I would like to pay off. The reason I want to pay off this credit card balance is due to a inpending rate increase that I did not expect. The rate increase I feel is unreasonable and does not represent my excellent credit status I have a good job and always pay my bills on time.

A credit bureau reported the following information about this borrower member on April 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,456.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any other household income and debt not noted above?	I have a small accounting business that brings in $8K to 10K annually. I have an auto loan with my credit union $301 per month with a $13K balance I have my home mortgage at $2045 per month including tax and insurance. My wife chips in $800 per month for that. I have a equity line of $37K or $450 per month. (int rate 3%). My budget leaves little for frills. My job at hospital is very secure. I have never missed any debt payment reflecting my low risk credit status. Thank you.
Your revolving credit balance is listed at $21,456 but you are only requesting $13,000 as a loan amount. How do you intend to pay the rest of the balance?	Thank you for your question. The remaining $8K on revolving credit as of today is locked at 7.99% fixed per credit card agreement. This is current will be paid over a 4 year period or shorter. My personal plan is not to add to any existing open credit lines until all loans are paid.
Hi, 3 questions: (1) Do you have a written and active monthly expense & savings cash flow plan (budget)? (2) Do you have a $500 to $1000 in a savings account to cover unexpected expenses so you don't have to rely on credit cards to cover emergencies? (3) Does your budget have at least $50 per month in savings to repay your emergency fund in the event you have to use it? Thank you!	Great question. Yes to all questions. My goal is to get interest rates fixed on debt. I have sufficent savings to handle unexpected events. I have and will put away cash to increase my savings toward an emergency fund.

Member Payment Dependent Notes Series 398687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398687	$25,000	$25,000	16.00%	1.00%	May 11, 2009	May 10, 2012	May 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398687. Member loan 398687 was requested on April 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,500 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	15.43%
Length of employment:	5 years 3 months	Location:	Fort Mill, SC

Home town:	Decatur
Current & past employers:	Bank of America Corp.
Education:	Universtiy of Phoenix, University of South Carolina-Aiken (USC Aiken)

This borrower member posted the following loan description, which has not been verified:

I have been a member of Lending Club for several months. I think Peer-to-Peer lending is the wave of the future for banking options. I personally like the idea of working with a community of like-minded individuals. I am currently looking to pay down all credit card debts into one loan with Lending Club. I have made excellent strides; however, I think one loan replacing all credit cards will allow me to consolidate total debt and payments. Thus, I could make larger payments toward this one loan (not the several smaller high rate accounts) with the reduced rate, which would be paid down faster. Today this one large loan will allow me to payoff 5 accounts. I will be closing them so that there are no options to "run up" additional debts.

A credit bureau reported the following information about this borrower member on April 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	62
Revolving Credit Balance:	$35,010.00	Public Records On File:	1
Revolving Line Utilization:	65.70%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please verify your income lending club. Could you also provide us some details regarding your last delinquency? In addition, could you please explain why you are asking for an amount $10K less than your current credit balance. Thank you!	I have paid off $10k in credit card debt over the past 2 months. This is not yet reflecting on the credit reports (the delay, seems consistent given 1. most of the payment was in the past 30 days and 2. the information from the credit reporting firms about processing time of credit information). I would love to verify my income; however, I do not see a way to do this myself. The last delinquency was five years ago. It was a 30 day late loan payment for a vehicle lease that was in error. There is a note on my credit file about this. However, the firm refused to correct on their own stating the error from the dealer was not something they would be responsible for and I was required to pay the late fee of $50. I refinanced immediately with another bank. I then disputed with the credit reporting agencies. The dispute process with Equifax corrected it. TransUnion has not responded to the dispute. Thus, not sure when that will be corrected with all reporting firms. Thanks!

Member Payment Dependent Notes Series 398711

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398711	$17,000	$17,000	13.79%	1.00%	May 12, 2009	May 10, 2012	May 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398711. Member loan 398711 was requested on April 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	New York City Police Department	Debt-to-income ratio:	16.00%
Length of employment:	3 years	Location:	Bronx, NY

Home town:
Current & past employers:	New York City Police Department, New York City Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Hi everyone. I just want you all to know I have no problem paying more than the minimum monthly payment on my account, but the interests are so high that I decided to get a personal loan. And since the interest will be lower on this loan, I'll be able to finish paying this loan faster. Thank you all for your help

A credit bureau reported the following information about this borrower member on April 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,613.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 398737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398737	$4,500	$4,500	16.00%	1.00%	May 11, 2009	May 10, 2012	May 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398737. Member loan 398737 was requested on April 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,667 / month
Current employer:	RR Donnelley & Sons	Debt-to-income ratio:	17.48%
Length of employment:	3 years 10 months	Location:	willard, OH

Home town:	Willard
Current & past employers:	RR Donnelley & Sons
Education:

This borrower member posted the following loan description, which has not been verified:

I am working on starting my own internet business and i need money for advertising my business.

A credit bureau reported the following information about this borrower member on April 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,404.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of business is it? Can you outline a brief business plan? Can you describe your expected cash flow?	I sell ten different products ranging from wire strippers to mp3/mp4 players. the cash flow depends on how much money i can invest. If I can invest four thousand dollars the cash flow will be around 100,000 dollars a year.

Member Payment Dependent Notes Series 398740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398740	$5,500	$5,500	8.00%	1.00%	May 6, 2009	May 14, 2012	May 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398740. Member loan 398740 was requested on April 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,033 / month
Current employer:	US Navy	Debt-to-income ratio:	22.45%
Length of employment:	5 years 3 months	Location:	Virginia Beach, VA

Home town:
Current & past employers:	US Navy, Grant Thornton LLP
Education:	Salisbury University

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan for $5,500. I have approximately $13,500 in outstanding revolving credit card debt that I want to pay off. I have approximately $8,000 in savings that I am using to pay down this debt and I would like to refinance the remaining $5,500 at a lower rate. The current rate on the account is 14%. I am employed full-time by the U.S. Military and have a very solid credit history. I have never been late or missed a payment. With your help I will be able to refinance my personal debt, so thank you in advance for considering to fund my loan request.

A credit bureau reported the following information about this borrower member on April 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,026.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you tried to get a credit card with Penfed. They have a fixed 2.99 fixed rate until the balance is paid off.	I have not I will take a look. Thanks

Member Payment Dependent Notes Series 398779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398779	$18,000	$18,000	14.11%	1.00%	May 12, 2009	May 11, 2012	May 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398779. Member loan 398779 was requested on April 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Accurate Steel Erectors Inc.	Debt-to-income ratio:	14.49%
Length of employment:	2 years 10 months	Location:	Longview, WA

Home town:	South Bend
Current & past employers:	Accurate Steel Erectors Inc., Columbia Steel Erectors
Education:

This borrower member posted the following loan description, which has not been verified:

I am a family man and a home owner. I am a foreman in the metal construction trade and my employment over the years always remains steady. I think You will find from my crdeit report, that I always pay my debt on time, but have become overwhelmed in credit card debt and interest payments! I find myself in a position where the interest is all I can afford to pay and I cannot reduce my debt, although I have been a very good customer through the years, my credit cards continue to carry very high rates.

A credit bureau reported the following information about this borrower member on April 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,976.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you answer a few questions: What is the monthly total on your credit card minimum payments right now? Are you still using those credit cards to make purchases? What were the 2 credit inquiries on your report over the past 6 months?	At this time, my minimum monthly payments total approx. 730.00. I have had to use them to some degree to make ends meet lately, but for the most part the cards will be paid in full and cancelled if I am able to consolidate into a debt that has some end. I wish for nothing more than to get out from under this debt. The credit inquiries originated from an attempt to refinance my home to consolidate this debt. We were approved, but we could not agree on terms. Thank You for Your inquiriy

Member Payment Dependent Notes Series 398822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398822	$5,000	$5,000	13.79%	1.00%	May 11, 2009	May 11, 2012	May 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398822. Member loan 398822 was requested on April 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	St Andrews PSD	Debt-to-income ratio:	0.73%
Length of employment:	5 years 2 months	Location:	GOOSE CREEK, SC

Home town:	Charleston
Current & past employers:	St Andrews PSD, Personal Care Ambulance, Medical University of South Carolina, Kerr Drug
Education:	Clemson University

This borrower member posted the following loan description, which has not been verified:

Will use the loan to pay for wedding expenses. We intend to pay the loan back in 2 yrs.

A credit bureau reported the following information about this borrower member on April 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	48
Revolving Credit Balance:	$2,987.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 398847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398847	$8,000	$8,000	13.47%	1.00%	May 11, 2009	May 11, 2012	May 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398847. Member loan 398847 was requested on April 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	Innovative Solutions and Support	Debt-to-income ratio:	7.84%
Length of employment:	3 years 3 months	Location:	NEW HOLLAND, PA

Home town:	Baton Rouge
Current & past employers:	Innovative Solutions and Support
Education:	Louisiana State University and Agricultural & Mechanical College (LSU), Portland State University (Current)

This borrower member posted the following loan description, which has not been verified:

Using this to consolidate debt between a couple credit carts and a school balance for the last class I took toward my masters. I have a good payment history, and still have plenty of credit available. Just would like to consolidate.

A credit bureau reported the following information about this borrower member on April 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,700.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much of this loan will go towards your credit cards and how much for the class? What interest rate are you paying on the cards?	3100 toward class and the remainder to cards. The interest rate is 18.24% and 16.15%

Member Payment Dependent Notes Series 398891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398891	$6,000	$6,000	11.89%	1.00%	May 11, 2009	May 11, 2012	May 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398891. Member loan 398891 was requested on April 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	Alion Science and Technology	Debt-to-income ratio:	19.38%
Length of employment:	11 years 4 months	Location:	ROME, NY

Home town:	Dayton
Current & past employers:	Alion Science and Technology, IIT Research Institute
Education:	Syracuse University, University of Rochester

This borrower member posted the following loan description, which has not been verified:

Primary reason for the loan is to pay a ~$3000 tax bill. Secondary reason is to pay off a higher interest credit card (Paypal).

A credit bureau reported the following information about this borrower member on April 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,987.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Tip: Finance your tax bill with the IRS (if it is a federal tax debt). Their terms are very reasonable -- much better than the rate you're getting here. I did this once.	Thank you for the advice. I did not know this was an option.
You have quite a bit of credit card debt. What are your plans for reducing that? Also, is your tax bill income taxes? If so, why weren't enough taxes taken out of your paychecks to cover your expected tax bill?	Credit card debt: I entered into a debt consoldiation program through Care One financial solutions to pay this debt off within 60 months. The credit card accounts will be closed beginning of May. Taxes: I cashed out some stocks before the market crashed to pay off a debt. I witheld money for taxes, but the extra income pushed me into a higher tax bracket. Normally, the taxes taken out of my paycheck satisfy my tax burden.
Tell us more about the debt. What are the balances on each card? What are your monthly expenses? What do you do for Alion? Also, please verify your monthly income.	$42,987.00 spread over 3 cards. I don't see where the balance on each card pertinent. My net monthly income after taxes is $4200. My expenses (rent, utilities, insurance, food, credit card payments etc...) is ~$3100. I am a lead materials engineer at Alion, where I have worked for the past 11 years.

Member Payment Dependent Notes Series 399085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399085	$17,600	$17,600	17.26%	1.00%	May 12, 2009	May 11, 2012	May 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399085. Member loan 399085 was requested on April 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,957 / month
Current employer:	East China Public Schools	Debt-to-income ratio:	11.65%
Length of employment:	9 years	Location:	St. Clair, MI

Home town:	Mt. Pleasant
Current & past employers:	East China Public Schools, Central Michigan University
Education:	Central Michigan University, Northwestern University

This borrower member posted the following loan description, which has not been verified:

After several years of slowly gaining more debt due to college and graduate school, now I'm ready to get out of debt completely. I have been trying to pay down the student loans and credit cards, but am sick of the incredible interest rates I am paying to get myself out of debt from my education.

A credit bureau reported the following information about this borrower member on April 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	19	Months Since Last Delinquency:	3
Revolving Credit Balance:	$27,914.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lending Club's interest rate says you will be paying 17%, how much are each of your debt's interest rates and balances?	The interest rate I have on two credit cards is 29%. The balance of the 1st is 10,000 and the second is 7,600.
What are the two delinquencies showing on your credit profile related to?	One was a bill disputed between roomates during college. I am not sure about the second, but will look into it.

Member Payment Dependent Notes Series 399365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399365	$9,600	$9,600	13.16%	1.00%	May 11, 2009	May 12, 2012	May 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399365. Member loan 399365 was requested on April 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,417 / month
Current employer:	Trader Joe's	Debt-to-income ratio:	0.00%
Length of employment:	6 years 10 months	Location:	Burbank, CA

Home town:	Burbank
Current & past employers:	Trader Joe's
Education:

This borrower member posted the following loan description, which has not been verified:

I suddenly need to come up with this cash to pay my grandmother's estate. She died on April 18th. She had given me some money several years ago, and mentioned in her will that this was part of her assets, so her beneficiaries are waiting. I am in the technology field and have a really good job for southern California's favorite place to shop. My credit is excellent and will pay back as promised.

A credit bureau reported the following information about this borrower member on April 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,533.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please provide details on your monthly expenses and other debt you may have. Thanks.	Sure. I am a head of household provider for 3 dependents. I lease my home for $2000 per month, (California - my house is less than 1000 sq ft). The only debt I have is an Amex card which I used to purchase a car for my 18 year old, because the interest rate is only 9%. The payment on Amex is $400 per month, although I have been paying ahead and will have this paid off in about a year. I also pay $300 per month on my elderly parents rent, because they are living on social security. Other than that, I pay utilities($150), car insurance($194) and cell phones($106), these are the only expenses I have. Thank you for your consideration.
So just to be clear, your profile shows your revolving credit balance as $17K. Is this accurate and per your statement above, is all of this on one AMEX account? Thanks.	Yes, that is correct. One Amex card, $17k, but will be paid off soon. Thanks for asking.
Trader Joe's is awesome. Good luck.	I agree! Thank you!

Member Payment Dependent Notes Series 399454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399454	$3,800	$3,800	15.05%	1.00%	May 6, 2009	May 12, 2012	May 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399454. Member loan 399454 was requested on April 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,183 / month
Current employer:	Auto Driveaway	Debt-to-income ratio:	12.19%
Length of employment:	2 years	Location:	Moore, OK

Home town:	Oklahoma City
Current & past employers:	Auto Driveaway
Education:	Rose State College

This borrower member posted the following loan description, which has not been verified:

We have been running a franchise location for the last two years. We took an office that was on the verge of being closed and turned it around into becoming one of the top 10 offices. Because of our hard work and dedication we have been given the opportunity to buy into the franchise. We need the loan for the deposits.

A credit bureau reported the following information about this borrower member on April 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$639.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of franchise is it? What ervices does it provide?	Type your answer here. It is a vehicle relocation business. We move vehicles all over the United States and Canada for our customers. Many businesses have fleet vehicles that need to be taken to employees all over, we take the cars. Our customers have vehicles ranging from compact cars to 100,000 lb crane trucks to garbage trucks. For our fleet customers weprovide many services sauch as preventive maintenance, detailing, storage and an on time guarantee to deliver the vehicle. Thank you for the question.

Member Payment Dependent Notes Series 399472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399472	$24,000	$24,000	11.58%	1.00%	May 12, 2009	May 12, 2012	May 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399472. Member loan 399472 was requested on April 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,383 / month
Current employer:	n/a	Debt-to-income ratio:	22.69%
Length of employment:	4 years	Location:	ALEXANDRIA, VA

Home town:	Syracuse
Current & past employers:
Education:	St. Lawrence University

This borrower member posted the following loan description, which has not been verified:

The current institution holding my loan has increased the interest rate due to their overhead costs. I've never been late on payments and I've paid more than the minimum due on every payment made. I would like to have this debt paid off within 2 to 3 years. Thank you very much!

A credit bureau reported the following information about this borrower member on April 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,806.00	Public Records On File:	0
Revolving Line Utilization:	32.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who do you work for? how secure is your position? Thank you	Hi! I work as an executive assistant for a destination club and my position is very secure. Thank you!
Hi, What is your current employer if you don't mind?	Hello! I work for a destination club. Thank you!
What is your occupation or employer, or source of your income?	Hello! I am an executive assistant at a destination club. Thank you!

Member Payment Dependent Notes Series 399481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399481	$9,000	$9,000	8.00%	1.00%	May 11, 2009	May 15, 2012	May 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399481. Member loan 399481 was requested on May 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,817 / month
Current employer:	Martin County School District	Debt-to-income ratio:	8.98%
Length of employment:	4 years	Location:	JUPITER, FL

Home town:	Windber
Current & past employers:	Martin County School District
Education:	Indiana University of Pennsylvania-Main Campus

This borrower member posted the following loan description, which has not been verified:

Purchase vehicle

A credit bureau reported the following information about this borrower member on May 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1981	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,216.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, You have $38,216.00 debt in addition to a mortgage. Could you explain. Thanks Thanks,	Most of it is a home equity line of credit.
can you please confirm your income with lending club? it would be helpfull, and i would found more if you need it.	The amount I indicated as my income is correct. I work for a school district in an administrative position for the entire county. If you need some other form of verification of my income, please let me know what you would like to see.

Member Payment Dependent Notes Series 399588

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399588	$5,800	$5,800	9.32%	1.00%	May 6, 2009	May 13, 2012	May 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399588. Member loan 399588 was requested on April 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	State of Washington Dept of Corrections	Debt-to-income ratio:	9.97%
Length of employment:	1 year 1 month	Location:	MONTESANO, WA

Home town:	Richland
Current & past employers:	State of Washington Dept of Corrections, Safeco Insurance
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

Hello- My wife and I are getting ready to have child #2. We currently have one car, an '86 Subaru, which I primarily drive to work. 60 mile round trip a day. We are both college educated, we both graduated from Washington State University. I am a Correctional Officer for the State of Washington. Jessica is primarily a stay at home mom, but also substitute teaches once in a while. We currently live with Jessica's parents hence our low cost of living. We are in the process of attaining a 2 acre parcel of land from her parents. It should be registered with the County in the next 90 days. We will hold the deed for the property. We've done some great things financially in the last 18 months. We sold our truck in February and on May 10th we will only have one credit card with a balance on it. It is now time for us to buy our vehicle that will carry us over for the next 10 years. I am only interested in buying a Ford Excursion with a diesel engine, and only the 7.3L one. So, we are looking at pretty much a 2001 Limited. The ones that I am finding are ranging in miles from 115k to 170k, which is less than half the miles those engines will go with maintenance. I love the 36 month term, the truck we sold was on a 72 month contract, we were never right side up on it. If you have any questions please contact me. Thank you, Josh Huff

A credit bureau reported the following information about this borrower member on April 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	36
Revolving Credit Balance:	$2,953.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 399590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399590	$21,000	$21,000	11.26%	1.00%	May 12, 2009	May 12, 2012	May 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399590. Member loan 399590 was requested on April 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,500 / month
Current employer:	William Morris	Debt-to-income ratio:	7.26%
Length of employment:	17 years	Location:	MARINA DEL REY, CA

Home town:	Minneapolis
Current & past employers:	William Morris, Triad Artists
Education:	University of Arizona

This borrower member posted the following loan description, which has not been verified:

I am completing a kitchen renovation to increase my property's value.

A credit bureau reported the following information about this borrower member on April 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$129,705.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you planning to live in the house after the remodel? Also, can you provide more info on the $129k of revolving credit balance? Thanks.	Yes, I am...for a few more years and then will upgrade. The rest of the credit was also used for remodeling.

Member Payment Dependent Notes Series 399592

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399592	$14,250	$14,250	11.89%	1.00%	May 12, 2009	May 12, 2012	May 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399592. Member loan 399592 was requested on April 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,329 / month
Current employer:	Legion Design/ Campbell & Associates	Debt-to-income ratio:	12.20%
Length of employment:	4 years	Location:	Lorton, VA

Home town:	Rich Creek
Current & past employers:	Legion Design/ Campbell & Associates
Education:	University of Delaware, George Mason University

This borrower member posted the following loan description, which has not been verified:

I am currently a Design Engineer with a B.S in Engineering and a Masters Degree in Civil and Infrastructure Engineering. I am starting a firm that will concentrate on contracts with Federal and Local Government Design Contracts. I need some working capital, as well as some funds to pay off some debt I have accumulated on a personal credit card.

A credit bureau reported the following information about this borrower member on April 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how come I only see $39 on revolving credit? If you have credit card debts it should show up there. How much do you owe and what other debt do you have that you didn't mention?	I believe Lending Club only looks at TransUnion, I have another card with about 4k on it. No other revolving debt. Thanks.
I would like to know more about your business plans and the use of this money. What will be your current monthly income from the business and monthly expenses? When will you get the contracts?Please provide as much detail and specifics as possible. Thank you	I have colleagues that have already established companies that contract out to the government. My plan is, with my team, is to join with them on larger contracts as needed. Contracts that my company will bid on solely will vary in size. 5k to 50k(est). My personal income can carry this debt request easily. The money I am requesting is for potential cash flow needs and other purchases. Hope Ive answered your question sufficiently.
Do you have any contracts locked in to begin your business?	No not yet. Withing 30-60 days.
Please clarify - you have a steady job and income..... Is the new business just something you will do on the side or are you planning to start a firm and leave your job?	I am not leaving the firm.

Member Payment Dependent Notes Series 399691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399691	$3,000	$3,000	12.21%	1.00%	May 11, 2009	May 12, 2012	May 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399691. Member loan 399691 was requested on April 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Lowes	Debt-to-income ratio:	9.88%
Length of employment:	4 years 11 months	Location:	Laurel, MD

Home town:	Boston
Current & past employers:	Lowes
Education:	University of Massachusetts at Amherst

This borrower member posted the following loan description, which has not been verified:

I would like this amount so that I can pay off some debt. Thanks in advance!

A credit bureau reported the following information about this borrower member on April 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	72
Revolving Credit Balance:	$5,431.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? Do you own a car? Any dependents? Do you have any other on going expenses?(insurance,cell bill, gas, tuition etc.)	$900
I thought only truck drivers draw that kind of income @ Lowes. How can you make so much working at Lowes?	If you really think about it that is chump change
What position do you hold at Lowes?	Sales Associate
Your revolving credit balance is $5400, why not get a bigger loan and consolidate it all at a lower rate? Thanks!	Good Question! They would not give me more money.

Member Payment Dependent Notes Series 399817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399817	$12,000	$12,000	9.63%	1.00%	May 8, 2009	May 13, 2012	May 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399817. Member loan 399817 was requested on April 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	Humana Inc.	Debt-to-income ratio:	15.15%
Length of employment:	6 years	Location:	Royse City, TX

Home town:	Tyler
Current & past employers:	Humana Inc.
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

I need a loan to consolidate some credit card debt. I am a very responsible borrower as indicated by my credit report. I have a solid income and am never late on any bills. Looking to just get out from under the unscrupulous credit card companies.

A credit bureau reported the following information about this borrower member on April 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,326.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, A few questions: (1) You have reported debt of $19,300 and are only requesting $12,000. What is the other $7,300 debt and are you current with those payments? (2) Do you have a written and active monthly expense and savings cash flow plan (budget)? (3) Do you have at least $1000 in a savings account so you don't have to rely on credit cards or loans to cover emergency expenses? (4) Does your cash flow plan have at least $50 in savings per month to replenish your $1000 emergency fund in the event you have to use it? Thank you!	Thanks for the questions. Here are my answers: (1) I plan to pay the other $7,300 off with other funds within a few months. I am current with all of my debt payments. In my entire 14 years of credit history, I have only been late on 1 payment and that was to GMAC due to a misplaced bill. (2) I am very analytical and have our budget in Excel consisting of 15+ worksheets including amortization of all loans. I am very active in our monthly budgeting. (3) I have a 401(k), child savings accts and we keep a safe cushion in our checking acct (4) Our cash flow plan has us putting back much more than $50 in savings per month. We have enough funds put back to fully pay off the credit cards but we like to have that as cushion for an emergency.

Member Payment Dependent Notes Series 399917

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399917	$4,000	$4,000	12.53%	1.00%	May 11, 2009	May 13, 2012	May 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399917. Member loan 399917 was requested on April 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Lion Cleaning Services, Inc.	Debt-to-income ratio:	1.34%
Length of employment:	2 years 9 months	Location:	Aurora, CO

Home town:	Long Beach
Current & past employers:	Lion Cleaning Services, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, My wife and I purchased our home 6 monthes ago. We purchased a bank owned property that is begging us for a remodel. Please help us give our home the facelift it needs. thank you.

A credit bureau reported the following information about this borrower member on April 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,386.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 400034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400034	$2,800	$2,800	12.53%	1.00%	May 6, 2009	May 13, 2012	May 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400034. Member loan 400034 was requested on April 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	US Army	Debt-to-income ratio:	10.63%
Length of employment:	3 years 9 months	Location:	greenfield, MA

Home town:	Greenfield
Current & past employers:	US Army
Education:	Greenfield Community College

This borrower member posted the following loan description, which has not been verified:

Recently got a great deal on a foreclosure, but the property needed some TLC, I am employed full time with the military and have excellent credit, this loan will help pay off the renovation debt, that has a high interest rate. thanks

A credit bureau reported the following information about this borrower member on April 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$185.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you plan on re-enlisting?	Greg, Thanks for the question, I am still serving and will continue on my current contract until 2014, when that time comes we will see how I feel, but I think I may do 20 years. Marty
Thank you for your service to our country. When was your last transfer and when will you be transferred next, will it be overseas?	Artbode, Thank you for your support, I am proud to serve, I have already done two tours overseas, one in Bosnia and one in Iraq. Afghanistan is in line for our unit, so I may go there as well. Marty

Member Payment Dependent Notes Series 400052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400052	$4,500	$4,500	10.95%	1.00%	May 6, 2009	May 13, 2012	May 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400052. Member loan 400052 was requested on April 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Jacobs Engineering Grp.	Debt-to-income ratio:	7.52%
Length of employment:	3 years	Location:	Fort Lauderdale, FL

Home town:	Park Ridge
Current & past employers:	Jacobs Engineering Grp., Best Buy Co. Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

want to use the money to put hurricane shutters on the windows on my house

A credit bureau reported the following information about this borrower member on April 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,596.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of shutters are you planning to buy?	Accordian style hurricane shutters that are pre-affixed to the house. We chose this style for several reasons including insurance rating and discount; life longevity as opposed to panels; ease of preparing for a hurricane and cost benefit as opposed to other hurricane preparatory window protection. I hope I answered your question completely.

Member Payment Dependent Notes Series 400097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400097	$8,500	$8,500	11.26%	1.00%	May 11, 2009	May 13, 2012	May 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400097. Member loan 400097 was requested on April 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	PMZ	Debt-to-income ratio:	18.82%
Length of employment:	4 years 2 months	Location:	Modesto, CA

Home town:
Current & past employers:	PMZ
Education:

This borrower member posted the following loan description, which has not been verified:

I need help paying off three cards, two of which have over 25% APR rates! Have had the debt for a while now but can't get rid of them due to the high APR. I have been making over $400 a month in payments for years and i'm getting nowhere with what I owe. I owe over $6,000 on one, $1,400 on another and $1,000 on another. Please, I have good credit, they are just old cards from when I was first building up my credit. Own SUV that can use as collateral.

A credit bureau reported the following information about this borrower member on April 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,579.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 400190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400190	$3,000	$3,000	9.63%	1.00%	May 11, 2009	May 14, 2012	May 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400190. Member loan 400190 was requested on April 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	University of Maryland Medical Systems	Debt-to-income ratio:	6.83%
Length of employment:	8 years 1 month	Location:	Randallstown, MD

Home town:	Baltimore
Current & past employers:	University of Maryland Medical Systems
Education:	Towson University, Lincoln University of Pennsylvania, Morgan State University

This borrower member posted the following loan description, which has not been verified:

I am one month away from completing my grad school education and accomplishing one of my life-long dreams. I am a fulltime student with a fulltime job and a fulltime internship. I have worked very, very hard. This loan will help me pay off my remaining debt and pay for my competency examinations. I am very responsible and will make payments on time. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on April 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	17
Revolving Credit Balance:	$2,936.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 400254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400254	$3,000	$3,000	9.32%	1.00%	May 11, 2009	May 21, 2012	May 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400254. Member loan 400254 was requested on May 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Courtyard by Marriott	Debt-to-income ratio:	2.92%
Length of employment:	6 months	Location:	Valdosta, GA

Home town:	St. Louis
Current & past employers:	Courtyard by Marriott
Education:	Valdosta State University

This borrower member posted the following loan description, which has not been verified:

This Loan is to help pay for rent and other expenses while finishing College.

A credit bureau reported the following information about this borrower member on May 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,836.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 400393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400393	$6,000	$6,000	9.63%	1.00%	May 8, 2009	May 14, 2012	May 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400393. Member loan 400393 was requested on April 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Capital Technology Services Inc	Debt-to-income ratio:	18.67%
Length of employment:	1 year 2 months	Location:	Pasadena, MD

Home town:	Annapolis
Current & past employers:	Capital Technology Services Inc, Academy Facilities Management
Education:

This borrower member posted the following loan description, which has not been verified:

I want to get rid of the credit cards I have and make one payment for the three with the highest balances. By doing this, I will know the time legth of my loan. My goal is to only keep the two cards that are used for dental only and auto repairs when needed. And these two cards are, ( dental is same as cash for 12 months, and auto repairs is same as cash for 3 months.)

A credit bureau reported the following information about this borrower member on April 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	64
Revolving Credit Balance:	$7,849.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, A few questions: (1) Would you be willing to verify your income with Lending Club? (2) What debts, interest rates and current monthly payments are you consolidating? (3) What other debts and associated monthly payments do you have? (4) Do you have a written and active monthly expense and savings cash flow plan (budget)? (5) Do you have at least $1000 in a savings account so you don't have to rely on credit cards to cover emergency expenses? (6) Does your cash flow plan have at least $50 in savings per month to replenish your $1000 emergency fund in the event you have to use it? Thank you!	1. Yes, I am willing to verify may income. 2. They are all credit card debts with rates at 11.99%, and I pay 300.00 a month on these three cards. 3. My wife and I have other monthly payments on house note, her three credit cards , which total about 5800.00 for all three, two car notes and other minor bills(i.e. cable tv, cell phones, gas and electric,etc.) 4. Yes, we do have a budget. 5. Yes we do have an emergency fund well over a $1000. 6. Yes, we do. We would like to include one of my wife's credit cards, which is $4500 @ a 21.99% rate. If need be we will payoff the low amount cards.

Member Payment Dependent Notes Series 400406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400406	$2,000	$2,000	11.26%	1.00%	May 6, 2009	May 14, 2012	May 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400406. Member loan 400406 was requested on April 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Ruth's Chris Steakhouse	Debt-to-income ratio:	0.91%
Length of employment:	2 years 6 months	Location:	Maple Grove, MN

Home town:	St. Louis Park
Current & past employers:	Ruth's Chris Steakhouse, Copycats Media
Education:	University of Minnesota-Twin Cities Carlson School of Management

This borrower member posted the following loan description, which has not been verified:

This is a short-term loan to help me get a new small business up and running.

A credit bureau reported the following information about this borrower member on April 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,219.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you give us more information on what kind of small business you'll be starting? What specifically will you be using the loan to purchase/fund?	The small business is called the ROYGBIV Project. The website I created for it can be found at www.roygbivproject.com. The capital from this loan will be used for purchasing inventory and marketing.

Member Payment Dependent Notes Series 400634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400634	$7,000	$7,000	9.32%	1.00%	May 8, 2009	May 15, 2012	May 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400634. Member loan 400634 was requested on May 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Sierra Canyon School	Debt-to-income ratio:	8.34%
Length of employment:	6 months	Location:	Sunland, CA

Home town:	Sunland
Current & past employers:	Sierra Canyon School, Los Angeles Federal Credit Union, Earthlink, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Hey all. I have an investment account here. I know how it all works. I'm proud to be a member of this community of investors. I have a $4000 (18%) balance on my AmEx and they just raised its rate and reduced its max, despite my history being great with them. I owe NewEgg $1000 (was 0%, will refresh to 20% in July) for a computer I bought in December, and I owe my uncle $2000 (12%) for helping me on my "final" divorce bill 18 months ago. I'd like to get debt out of my family affairs and get this all paid down. I work for a private non-profit school for K-12 as a Network Administrator. I love my job, they love me, and there's only been improving business conditions despite all the bad economic news. I'm a long-term thinker, my last two jobs I held for 5+ and 4+ years, respectively, and I intend to further my career here for a good while. The longer term goal of course is to buy a house, and the removal of debt is key there. My only other debts are 10k for the brunt of divorce costs and $4k left on my car loan. I look foreward to being a great and sound investment to you all.

A credit bureau reported the following information about this borrower member on May 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	59
Revolving Credit Balance:	$3,337.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the delinquency from 5 years ago? Thanks.	That was at the time I was beginning my divorce. There was a credit card that was in my name but we had a miscommunication as to who was paying it down. Should have known better. My fault entirely. That card has since been paid off. I believe it was for Lane Bryant or something.

Member Payment Dependent Notes Series 400650

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400650	$7,000	$7,000	13.47%	1.00%	May 12, 2009	May 15, 2012	May 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400650. Member loan 400650 was requested on May 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	First Data	Debt-to-income ratio:	9.65%
Length of employment:	8 years	Location:	Columbus, GA

Home town:	Woonsocket
Current & past employers:	First Data, BB&T Corporation
Education:	Columbus State University

This borrower member posted the following loan description, which has not been verified:

I have several cards that I would like to payoff quickly.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	31
Revolving Credit Balance:	$17,349.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are asking for a smaller amount than what you owe. Can you tell us which c/c you will be paying off, at what interest rate they are currently. Also, can you tell us which will be remaining? What will your budget look like before and after this lending club loan? Lastly, Can you tell us about your last delinquency? Thanks!	The reason I am not asking for enough money to cover all of my debt is that I have sold my camper for $5K and that money will go to pay off some of my debt. The loan I am seeking ($7K is to pay off the balance of the debt.) I have not been delinquent on a payment in a very long time. The last time I was late was for a retail store card. It was an oversite - and the account has long since been paid and closed out. My budget will be much brighter once the sumer gets here. I will no longer be paying private school tuition (they are going to a great public high school next year) and they will both be out of orthodontic braces in August... both of those expenses have been a drain on my monthly budget.

Member Payment Dependent Notes Series 400652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400652	$2,500	$2,500	9.63%	1.00%	May 7, 2009	May 15, 2012	May 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400652. Member loan 400652 was requested on May 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Conns	Debt-to-income ratio:	22.10%
Length of employment:	3 years 2 months	Location:	Lafayette, LA

Home town:	Charenton
Current & past employers:	Conns, Chett Morrison Diving comp
Education:

This borrower member posted the following loan description, which has not been verified:

wanting to buy a shed , porch for my trailer with steps, and save a little in my savings just in case we need to leave for a hurricane

A credit bureau reported the following information about this borrower member on May 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	67
Revolving Credit Balance:	$2,307.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 400735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400735	$1,000	$1,000	11.26%	1.00%	May 6, 2009	May 15, 2012	May 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400735. Member loan 400735 was requested on May 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	USAF	Debt-to-income ratio:	15.41%
Length of employment:	14 years 6 months	Location:	Pleasant View, UT

Home town:	Long Beach
Current & past employers:	USAF
Education:	American Military University

This borrower member posted the following loan description, which has not been verified:

I live in Utah and recently got rid of my gas guzzeling SUV. So I bought a Volkswagen. Well now that limits my summer camping and driving to work in heavy snow days during the winter. So a friend is leaving the area and needs to sell his 1991 Daihatsu Rocky for $1000.00. It runs and everything works on it, and I thought it would be perfect since it is cheap and very easy to work on. I have been in the Air Force for over 14 years now, and have a very good track record for paying off my debits. Thank you, Anthony Mastergeorge

A credit bureau reported the following information about this borrower member on May 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,302.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 400749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400749	$5,000	$5,000	10.95%	1.00%	May 8, 2009	May 15, 2012	May 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400749. Member loan 400749 was requested on May 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	homeland security	Debt-to-income ratio:	6.54%
Length of employment:	6 years	Location:	miami, FL

Home town:	Miami
Current & past employers:	homeland security
Education:

This borrower member posted the following loan description, which has not been verified:

plan to use loan for few basic overall upgrade to our new home. I am very trustworthy with a household income over 100,000.00 usd. My employer also sets a side a overtime bank for each officer of $35,000.00 which I am projected and on track to reach. Although my credit history is not very long. I have never had a late payment on any of my accounts. I just believe that I started with credit cards maybe a little too late. I never wanted credit cards due to the fact that I have seen others spend beyond their means. However, I realized they were needed to build credit. I have been employeed with homeland security for 6 years and my wife is currently employed as a teacher for dade county public schools for 6 years. We are more than able to make or save for this project., however I currently am being offered a great opportunity to take advantage of great saving,so time is of the essence.I hold all this is taken into consideration. Thank you for your time. I can be reached at 786-218-5805.

A credit bureau reported the following information about this borrower member on May 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,496.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 400761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400761	$11,400	$11,400	9.32%	1.00%	May 8, 2009	May 15, 2012	May 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400761. Member loan 400761 was requested on May 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	IBM	Debt-to-income ratio:	5.48%
Length of employment:	9 years 3 months	Location:	Ann Arbor, MI

Home town:	Dublin
Current & past employers:	IBM, FileNet, IBM
Education:	Trinity College Dublin

This borrower member posted the following loan description, which has not been verified:

I have a Bank of America loan currently at $17,700. APR is 12.99%. I pay off $750 a month on a $460 monthly bill. No other large debts apart from the mortgage. I have no late payments on any debt ever. I have been in the same software engineering job for 9 years and consistently rank in the top 5% (earning a bonus of a few thousand each year). The difference between the BofA loan payoff amount and the requested loan amount would be used to get plane tickets so my 3 year old twins can go to Ireland to see their grandparents (aw).

A credit bureau reported the following information about this borrower member on May 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,602.00	Public Records On File:	0
Revolving Line Utilization:	36.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You wrote that your BoA loan is $17,700, but mention a difference between the loan payoff amount and the request amount, which is $11,400. Please explain. Could you verify your income with LendingClub? I will go a long way towards getting you fully funded.	Hi, I originally requested $19,000 but the rate quoted was 12.66% APR which is almost what I have now. I will have to update my loan request text. I will go and verify my income now. Thanks for the help.

Member Payment Dependent Notes Series 400773

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400773	$3,000	$3,000	11.58%	1.00%	May 7, 2009	May 15, 2012	May 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400773. Member loan 400773 was requested on May 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Sunlight Foundation	Debt-to-income ratio:	3.89%
Length of employment:	1 year 11 months	Location:	Washington, DC

Home town:	Cary
Current & past employers:	Sunlight Foundation, Harris
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

I am just over a year out of college, working for a great organization in Washington DC dedicated to the enhancement of government transparency. I moved here without much money after school and have been living in a sort of lousy apartment near which I've been robbed twice but was planning to move to a nice place next month now that I can afford to on my recently raised salary. Unfortunately on tax day I got hit with a $3700 bill (first year in the work force and spending a large part of it as a consultant that didn't have social security taken out of my paychecks, etc. hurt me a lot). This basically wiped out my savings which will make this move extremely difficult for me. As far as the security of this loan, I can easily afford to pay it back as I have steady income. I honestly just need to spread out the unexpected tax hit over a few months as it came at the most inopportune time given that I'm mid-move. I have no other debt.

A credit bureau reported the following information about this borrower member on May 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your report says your credit line utilization is an impressively low $9. Is that correct? Are there any other loans (car, etc.) you have open? If it is correct... wow, good job staying away from credit cards!	I use my credit cards to pay most of my daily expenses but pay them off in full at the end of each month, I believe I've carried a balance once. If my utilization was at $9 it was probably extremely early in the billing cycle when they pulled it. I don't have a car loan or anything like that, I'm essentially debt free.

Member Payment Dependent Notes Series 400775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400775	$5,500	$5,500	12.53%	1.00%	May 12, 2009	May 16, 2012	May 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400775. Member loan 400775 was requested on May 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Robbins Brothers	Debt-to-income ratio:	15.21%
Length of employment:	2 years 1 month	Location:	ROSEMEAD, CA

Home town:	Rosemead
Current & past employers:	Robbins Brothers
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I am currently a full time student working full time for Robbins Brother, World's Biggest Engagement Ring Store. I have been with the company for over 2 years and therefore have a very steady income. I make all my payment on time with all my credit accounts including my car loan. I have never had a history of delinquencies or missed payments. I want a loan in order to help me better manage my money. I have been in the process of paying down my debt for the last year and a half. I started with over $10,000 and am now down to around $5,500. I want to consolidate the rest of my debt simply because the interest rates on my credit cards are too high and in this economy I can't afford to lose any money. I want to make just one payment in order to help manage my money better. I will be finishing school soon which means I will have to start paying off my student loans and I want to be able to do that without still trying to paying off my credit card debt.

A credit bureau reported the following information about this borrower member on May 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,795.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you please list the balance, interest rate, minimum required payment, and your usual monthly payment for each card you will be paying off? Thank you and good luck.	Sure...I have three credit cards: Bank of American: $1,348.78 at 16.21% minimum monthly payment of $45.00 CitiBank: $2,168.68 at 18.990% minimum monthly payment of $61.32 Discover card: $1,525.86 at 3.3% until September because it was a balance transfer rate so the minimum monthly payment is $15.00 Right now I pick one card and make balloon payments anywhere between $100-$200 and the rest I will make minimum payments. But it's been difficult to decide which card to make balloon payments to because of the rates and the pressure to pay of the Discover card by September. I also just started trying to save money so I am not making my payments as large in an effort to hold on to some cash because in this economy its the start move.

Member Payment Dependent Notes Series 400785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400785	$7,200	$7,200	14.11%	1.00%	May 12, 2009	May 16, 2012	May 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400785. Member loan 400785 was requested on May 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,833 / month
Current employer:	People's United Bank	Debt-to-income ratio:	19.91%
Length of employment:	3 years 9 months	Location:	WETHERSFIELD, CT

Home town:	Bristol
Current & past employers:	People's United Bank
Education:	UCONN

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards that I'm working on paying off but a few months ago the rate on 2 of the 3 cards jumped up to 20% which to me is crazy since I'm a good customer... never late, always pays more than the minimum. I would like to borrow about $7200 to get these paid off. I have a good, steady job and good credit. I'm never late on any of my payments. Thanks for considering me!

A credit bureau reported the following information about this borrower member on May 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	40
Revolving Credit Balance:	$4,009.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why /how did you accumulate your debt? what are you doing to pay if off and never incur it again?	I accumulated a lot of debt during my first year in college. It was a combination of school expenses (books, supplies, etc.) and living way beyond my means. I only had a part time job so I was basically living off credit cards. I have been paying this debt off for four years now. I am a thousand times more responsible now and am driven by the thought of financial independence. I have a payoff plan in place now that I am following (snowball method..) but this loan will allow me to speed it up since I'll be paying less overall in interest. Thanks again for considering me.
Your revolving credit balance is $4000, why are you asking for $7200? Also, as a suggestion, obtain debit card(s) for your checking account(s) and stop using credit cards. This makes sure you don't spend what you don't have. (I've been there) Once you have the money for something and can pay it off right away, then start responsibly using credit cards. Thanks!	I appreciate the advice! This is what I have been doing for a while now. The ONLY time I put anything on credit these days are small purchases with store cards (Macys, JCPenny, etc.) that sometimes offer extra savings for using your cards. I never carry balances on these cards though. I always pay them off at the end of the month. As for the difference between my revolving balance and the amount requested... as of today I owe a total of $3819.61 on my credit cards. The rest ($3157.64) is a small personal loan from school debt that I would like to consolidate as well. Sorry for not being more specific in my original description. Thank you!
Hello. Your revolving credit is listed at 4k but your are requesting 7k. Will you explain the difference? Please list off the balances, interest rates, required monthly minimum payments, and your usual monthly payments for each card. What did your debt level start out at 4 years ago? Thank you and good luck Brennan	Hi Brennan- Please view the answer I posted to the last question regarding the difference between the 4K revolving and the 7K I requested. Here is the specific info you asked for: Card 1 - $2414.18 19.99% $67 required minimum. I usually just pay the minimum on this one. Card 2 - $1405.43 21.99% I think the minimum required is around $40 for this one. I usually pay between $150-$200. The third card has a small balance left that I will be paying off this week so I'm not including that one anymore. The loan I described in my answer to the last question has a balance of $3157.64 at 14.99% and I pay the minimum of $116.31. My debt level 4 years ago was somewhere between 10K-11K that was spread out over 5 different credit cards. Thank you!

Member Payment Dependent Notes Series 400910

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400910	$1,500	$1,500	10.95%	1.00%	May 11, 2009	May 19, 2012	May 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400910. Member loan 400910 was requested on May 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Department of defense	Debt-to-income ratio:	7.56%
Length of employment:	26 years	Location:	MELBOURNE, FL

Home town:	Dayton
Current & past employers:	Department of defense, Patrick AFB
Education:	None

This borrower member posted the following loan description, which has not been verified:

Buying a Fish n Dive Kayak

A credit bureau reported the following information about this borrower member on May 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	55
Revolving Credit Balance:	$9,906.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm already investing in your loan, i just wanted to comment on the uncanniness of your location: I too live in Melbourne (Inidalantic specifically) and I moved here two years ago from the Dayton area (Springfield specifically)... and I kayak... weird.	Thank you for your comment. I've came here in 1994 and fell in love with the place. I will be happy to answer any question concerning my loan.

Member Payment Dependent Notes Series 401326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
401326	$6,000	$6,000	8.00%	1.00%	May 11, 2009	May 19, 2012	May 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 401326. Member loan 401326 was requested on May 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Lee Roy Selmon's	Debt-to-income ratio:	13.11%
Length of employment:	2 years 10 months	Location:	Sarasota, FL

Home town:	Kent
Current & past employers:	Lee Roy Selmon's, Miller's Ale House
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Dear Lender, At this time I am looking for a personal loan to use for a few different reason. First, my immediate family is planning a 10 day trip to Italy this June. We have extended family there and my mother goes once a year. Unfortunately, I have never had the chance to go and would love the opportunity to visit there with my mother and two sisters. Second, I am in need of some orthodontics work. I do have dental insurance, however it does not cover orthodontics work. Lastly, a few weeks ago, while cleaning my house, there was a short in the water heater. This has made the master bathroom unusable. Fortunately, there are two water heaters in the home, but this mishap, has made me realize there are a few house appliance that could use some up-dating. With that being said, there are several reasons why I would be a good, reliable, and responsible candidate for this loan. I have a good paying job, currently making $55K, that I have worked at the almost 3 years now. I have never been late on a payment and have excellent credit. I am a very organized person, that has a budget in place monthly to ensure all my bills are current.

A credit bureau reported the following information about this borrower member on May 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$66,430.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 401361

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
401361	$7,750	$7,750	12.53%	1.00%	May 12, 2009	May 18, 2012	May 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 401361. Member loan 401361 was requested on May 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	State Street Corp.	Debt-to-income ratio:	11.01%
Length of employment:	1 year	Location:	NORTH PROVIDENCE, RI

Home town:	MULTAN
Current & past employers:	State Street Corp., Walgreen
Education:	Johnson & Wales University-Providence

This borrower member posted the following loan description, which has not been verified:

I have excellent credit history, never missed or late any payment plus i have a secured job as an Accountant. I want to add a room in my house to have some extra rental income.

A credit bureau reported the following information about this borrower member on May 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,786.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Great Idea! Will the loan amount that you are requesting cover the renovation costs? What will you be able to rent the room for? Thanks.	no, it will help to cover not cover the cost but it will help because i do have some savings in bank too.
What is your plan for repaying the loan? Will you need the rent money to cover the payments?	I do have enough monthly income to repay the loan but this rent money will be extra income for me.I do not have to survive on rent money.I am debt free, i have no student loan, credit card debt etc
Will you be contacting LendingClub to provide income verification? What is your expected monthly rental income? Please provide more details of your planned renovation by cost.	i just talked to lending club and it should be allset by the weekend,i ordered my previous W-2 to send ledng club. renovation will cost me about $25000 and i do have savings and rest of the money i am borrowing.
Hi fellow State Street warrior. I have the sae idea of converting the second floor of my house and turn it into a rental too. You can contact me if you search the Company Directory. kwtan	thanks for help man

Member Payment Dependent Notes Series 401439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
401439	$7,000	$7,000	8.00%	1.00%	May 11, 2009	May 18, 2012	May 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 401439. Member loan 401439 was requested on May 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,663 / month
Current employer:	US Army Corps of Engineers	Debt-to-income ratio:	16.27%
Length of employment:	3 years 2 months	Location:	Winchester, VA

Home town:	Mercer
Current & past employers:	US Army Corps of Engineers, Northwestern Community Services
Education:	Kutztown University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Have secondary source of income from roomate.

A credit bureau reported the following information about this borrower member on May 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,335.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your payscale? Is it upwardly mobile to a higher level. If so, from what to what? What is your game plan for attacking your 14.3k in debt after this major purchase?	Yes. I am currently working on requirements to get to the next grade level from a GS-7 to GS-9. (government pay scale) The major purchase is for home repair(storm damage) and was unavoidable. I currently have a renter and will use that income soley to pay off loan/credit.
How long is the lease with your renter? What is your back up plan to pay the loan if the renter leaves/stops paying rent? Thanks.	The lease will be renewed in March 2010. If the renter leaves I will apply the security deposit to the loan and I can easily afford the $219 monthly payments to pay back this loan.

Member Payment Dependent Notes Series 401630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
401630	$1,200	$1,200	9.63%	1.00%	May 8, 2009	May 18, 2012	May 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 401630. Member loan 401630 was requested on May 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	verizon wireless	Debt-to-income ratio:	16.67%
Length of employment:	2 years 3 months	Location:	albuquerque, NM

Home town:	Albuquerque
Current & past employers:	verizon wireless
Education:	University of New Mexico-Main Campus

This borrower member posted the following loan description, which has not been verified:

trying to pay off high interest credit card asap

A credit bureau reported the following information about this borrower member on May 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,203.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Prospectus Supplement (Sales Report) No. 30 dated May 12, 2009